UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 12, 2015

California Resources Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10889 Wilshire Blvd. Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 848-4754
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)	California Resources Corporation 2015 Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 7, 2015.

(b)
The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the final number of votes cast for, against or withheld, abstain and broker non-votes for each matter are set forth below:

1.	The three nominees to be Class I directors proposed by the Board of Directors were elected by the following votes:

Nominee	For	Withheld	Broker Non-Votes
Justin A. Gannon	288,738,330	2,487,295	48,822,138
Avedick B. Poladian	286,960,834	4,264,791	48,822,138
Timothy J. Sloan	288,361,581	2,864,044	48,822,138

2.
The ratification of the selection of KPMG as our independent registered public accounting firm for fiscal 2015 was approved. The proposal received 338,888,846 votes for; 771,520 votes against; and 387,397 abstentions.

3.
The advisory vote to approve named executive officer compensation was approved. The proposal received 286,117,757 votes for; 4,372,213 votes against; 735,655 abstentions and 48,822,138 broker non-votes.

4.
A majority of the votes cast by stockholders voted, on an advisory basis, to hold an advisory vote to approve executive compensation every year. A stockholder advisory vote on executive compensation will be taken annually until another vote on frequency by the stockholders occurs.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
California Resources Corporation

/s/ Roy Pineci
Name:    Roy Pineci
Title:    Executive Vice President—Finance

DATED: May 12, 2015

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